Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sonic Automotive, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-82615, 333-71803, 333-68183, 333-96023, 333-50430, 333-50430-01 through 333-50430-G7, 333-160452, 333-160452-01 through 333-160452-277, 333-161519, 333-161519-01 through 333-161519-277) on Form S-3, (No. 333-77407) on Form S-3MEF, (Nos. 333-51978, 333-165718, 333-165718-01 through 333-165718-277, 333-182307, 333-183709, 333-183709-001 through 333-183709-284, 333-188804, 333-188804-001 through 333-188804-195) on Form S-4 and (Nos. 333-81059, 333-81053, 333-69907, 333-69899, 333-65447, 333-49113, 333-69901, 333-95791, 333-46272, 333-46274, 333-102052, 333-102053, 333-109411, 333-117065, 333-124370, 333-142435, 333-142436, 333-159674, 333-159675, 333-180814, 333-180815 and 333-204027) on Form S-8 of Sonic Automotive, Inc. of our reports dated February 26, 2016, with respect to the consolidated balance sheets of Sonic Automotive, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows, for each of the years in the two-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 10‑K of Sonic Automotive, Inc.

/s/ KPMG LLP

Charlotte, North Carolina
February 26, 2016